UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2005 (November 4, 2005)

Allied Security Holdings LLC
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 333-119127

Delaware	20-1379003
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3606 Horizon Drive, King of Prussia, PA 19406
(Address of Principal Executive Offices)
(Zip Code)

(610) 239-1260
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

Mark P. Desrosiers, the Company's Executive Vice President, has left the Company to pursue other interests, effective November 4, 2005. Mr. Desrosiers' departure from the Company results from the termination, as of November 4, 2005, of the certain Employment Agreement dated as of February 6, 2003, as amended (the "Employment Agreement"), by and between Mr. Desrosiers and SpectaGuard Holding Corporation, a Delaware corporation and the majority member of the Company. A description of the Employment Agreement is included in the Company's Amendment No. 1 to Form S-4 filed with the Securities and Exchange Commission on January 10, 2005 (which description is incorporated herein by reference), and a copy of the form of employment agreement upon which the Employment Agreement is based is included as Exhibit 10.6 to the Company's Amendment No. 1 to Form S-4. The description of the Employment Agreement is qualified in its entirety by reference to the form of employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2005

ALLIED SECURITY HOLDINGS LLC

By:	/s/ William A. Torzolini William A. Torzolini Chief Financial Officer (Principal Financial and Accounting Officer)